EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
UtiliCorp United Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) to register 7,000,000 UtiliCorp United Inc. common shares of our report dated February 5, 2001, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP Arthur Andersen LLP Kansas City, Missouri August 17, 2001